                                                                  EXHIBIT 99.2


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                              :       Chapter 11
                                    :
JACOM COMPUTER SERVICES, INC.,      :
UNICAPITAL CORPORATION, et al.,     :       Case No. 00-42719 (CB)
                        ------      :
                                    :
                      Debtors       :       Jointly Administered
                                    :



                          SCHEDULE OF CASH RECEIPTS AND
                          DISBURSEMENTS FOR THE PERIOD
                        OF JUNE 1, 2001 TO JUNE 30, 2001


     Attached is the Debtors' consolidated schedule of cash receipts and disbursements for the period of June 1, 2001 to June 30, 2001.

Dated:  New York, New York
        August 3, 2001



                                            GREENBERG TRAURIG LLP


                                            By: /s/ Richard Miller
                                                ------------------------------
                                                Richard S. Miller (RM-2428)
                                                David Neier (DN-5391)
                                                Attorneys for Debtors and
                                                Debtors-in-Possession
                                                200 Park Avenue
                                                New York, NY  10166
                                                (212) 801-9200

                             UNICAPITAL CORPORATION
                    LEAD CASE, JACOM COMPUTER SERVICES, INC.
                            CASE NUMBER 00-42719 (CB)
                    REPORT OF CASH RECEIPTS AND DISBURSEMENTS
                             JUNE 1 TO JUNE 30, 2001


Beginning Cash Balance                                            1,034,451

Inflows:
Lease Stream Inflows                                              2,086,896
PFSC Servicing Fee                                                 (62,441)
Big Ticket Lease Payments                                           299,980
Big Ticket Asset Sales                                              956,000
Other                                                               481,433
                                                                  ---------

TOTAL                                                             3,761,868

Outflows:
Personnel Costs                                                   1,611,153
Professional Fees                                                   608,669
Operating Costs:
Travel, Lodging, & Meals                                             30,222
Occupancy                                                           312,981
Other                                                               233,294
                                                                  ---------

TOTAL                                                             2,796,319

Cash Sweep to Bank of America                                     1,000,000
DIP Advances                                                             --

TOTAL                                                             3,796,319
                                                                  =========

Ending Cash Balance                                               1,000,000